UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PUSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 19, 2009
DIAMONDHEAD CASINO CORPORATION
DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476
1301 Seminole Boulevard, Suite 142
Largo, Florida 33770
(727) 674-0055
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Matters.
On June 23, 2008, the Company signed a non-binding Letter of Intent with Casinos Austria International Holding, GMBH (“CAI”) to form a joint venture partnership to develop, build and operate a destination casino resort at the Company’s Diamondhead, Mississippi property. On September 22, 2008, the Company, at the request of CAI, extended the terms of the Letter of Intent through December 21, 2008. On November 4, 2008, CAI informed the Company that, although it still believed in the project and hoped to continue as soon as the economic situation improved and allowed for acceptable financing for the project, it was ceasing its activities with respect to the project until such time as the market recovered and successful financing for the project was available. On December 19, 2008, CAI requested that the Company extend the terms of the Letter of Intent through February 21, 2009 and the Company agreed to the request.
On February 19, 2009, the Company informed CAI that it would not be extending the terms of the Letter of Intent following its expiration date. On February 23, 2009, CAI notified the Company that it understood the Company’s position and was thankful for its continuous support. CAI further informed the Company that it was still keenly interested in developing the project with the Company, that unfortunately, the financial markets had still not changed for the better, and that regardless of the world’s crisis, it was still looking for financing for the project. In the meantime, the two companies intend to stay in communication.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION
By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chairman of the Board

Dated: February 23, 2009